UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2025

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 850 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01   Other Events.

American Shared Hospital Services (the “Company”) is a party to that certain Credit Agreement, dated as of April 9, 2021 (as amended from time to time, the “Credit Agreement”), between Fifth Third Bank, National Association (the “Lender”), on the one hand, and the Company, PBRT Orlando, LLC (“PBRT”), GK Financing, LLC (“GKF,” together with the Company and PBRT, the “Borrowers”), and American Shared Radiosurgery Services (together with the Borrowers, the “Loan Parties”), on the other hand. Capitalized terms that are used but not defined in this Current Report on Form 8-K (this “Form 8-K”) have the meanings given to them in the Credit Agreement. Pursuant to the Credit Agreement, the Lender made a Revolving Loan Commitment to make Revolving Loan Advances to the Borrowers under a $7,000,000 revolving loan of credit in addition to lending the Borrowers certain supplemental term loans.

On December 10, 2025, the Loan Parties received a notice from the Lender (i) asserting that an Event of Default has occurred under the Credit Agreement due to the Borrowers’ failure to maintain minimum unrestricted cash and Cash Equivalents of at least an aggregate of $5,000,000 for the fiscal quarter ending September 30, 2025 (the “Specified Event of Default”), and (ii) informing the Loan Parties that the Lender has suspended the Revolving Loan Commitment with respect to additional Revolving Loan Advances (the “Notice”). In addition to confirming that the Lender has not waived the Specified Event of Default or any other Event of Default, the Notice reserves all of the Lender’s other rights, powers, privileges, and remedies under the Credit Agreement, the other Loan Documents, applicable law, and otherwise with respect to any Event of Default, including but not limited to the Lender’s right to accelerate the Borrowers’ payment obligations in respect of all Advances and other Obligations owing under the Credit Agreement and to repossess, liquidate, or take any other action with respect to any or all Collateral. Furthermore, the Notice serves as a demand for certain attorney’s fees incurred by the Lender to be paid by the Loan Parties not later than December 15, 2025.

As of the date of this Form 8-K, the Lender has not accelerated the obligations of the Loan Parties under the Credit Agreement or other Loan Documents. The Loan Parties are reviewing and evaluating the Notice and the matters described therein, including any impact on the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. The Loan Parties are also evaluating the implications of the asserted Specified Event of Default and the suspension of the Revolving Loan Commitment on the Borrowers’ liquidity, financial conditions, and operations, and whether it could adversely affect the Loan Parties under their other credit arrangements and facilities. The Company is currently in discussions with Fifth Third regarding a waiver and an amendment to the Credit Agreement. However, there can be no assurances regarding the outcome of such discussions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES (Registrant)

Dated: December 16, 2025	By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board